                                   Exhibit 4.3
                           Form of Rights Certificate


RIGHTS                          NUMBER OF RIGHTS            CUSIP NO. __________
CERTIFICATE NO.

          RIGHTS CERTIFICATE FOR COMMON STOCK OF GRUBB & ELLIS COMPANY


     VOID AND VALUELESS IF NOT RECEIVED BY SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M. CHICAGO TIME ON OCTOBER 31, 1994.

SUBSCRIPTION PRICE:  $2.375 for each share of Common Stock

EXPIRATION TIME:  5:00 p.m., Chicago Time on October 31, 1994


          The registered holder named below is entitled to subscribe for shares of Common stock, par value $.01 per share, of Grubb & Ellis Company upon the terms and conditions set forth in the Prospectus, dated September 16, 1994, and the instructions relating thereto. All capitalized terms used herein have the same meaning as are given to them in the Prospectus, which is enclosed.


   One Right and $2.375 are needed to subscribe for one share of Common Stock.


                    GRUBB & ELLIS COMPANY

                    By
                       ---------------------------------------------------
                                   Executive Chairman


                    THE SUBSCRIPTION AGENT IS HARRIS TRUST COMPANY OF CALIFORNIA
                                  c/o Harris Trust and Savings Bank
                            P.O. Box 830, Chicago, Illinois 60690-0830
                                      Telephone (312) 461-3324

     THIS OFFERING MAY BE WITHDRAWN UNDER CERTAIN CIRCUMSTANCES. Subscribers are advised to review the instructions and the prospectus, copies of which are available from the Subscription Agent, before subscribing for shares of Common Stock.

                              GRUBB & ELLIS COMPANY
                                  EXERCISE FORM


SUBSCRIPTION: The undersigned hereby irrevocably subscribes for full shares of Common Stock as indicated below, on the terms specified in the Prospectus dated September 16, 1994 and instructions relating thereto, receipt of which is hereby acknowledged.

Number of shares subscribed for pursuant to
the Basic Subscription Privilege (one Right
needed to subscribe for each full share)               ____________

Number of shares subscribed for pursuant to
the Oversubscription Privilege (subject to
maximum equal to number of Rights indicated on
reverse side).  SUBSCRIBER MAY INDICATE "MAXIMUM"
IN LIEU OF INDICATING NUMBER OF SHARES.                _____________

Total subscription price (total shares
subscribed for times $2.375)                           _____________



                         ___________________________________________
                         Subscriber(s) Signature(s)

Telephone No. (___)____-________


DELIVERY OF CERTIFICATES: A holder who has elected to participate in the Oversubscription Privilege may elect to have certificates for shares of Common Stock issuable upon exercise of the Basic Subscription Privilege mailed as soon as practicable after the Basic Subscription Privilege has been exercised by checking here:_________


See Instruction 2.



CHECK, BANK DRAFT OR MONEY ORDER MADE OUT TO HARRIS TRUST COMPANY OF CALIFORNIA MUST BE ENCLOSED HEREWITH, UNLESS PAYMENT IS MADE BY WIRE TRANSFER AS PROVIDED IN THE PROSPECTUS AND THE INSTRUCTIONS


                           PLEASE READ BEFORE SIGNING

Signature(s) must correspond with the name(s) of the registered holder of the subscription certificate. If a joint account, each must sign. Persons signing in a representative capacity must indicate capacity when signing. See Instruction 3.


QUESTIONS REGARDING THE EXERCISE FORM SHOULD BE DIRECTED TO THE INFORMATION AGENT, MORROW & CO., INC.
     Call Toll Free:  (800) 662-5200